UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 25, 2005

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On March 25, 2005, management of Navigant International, Inc. (“Navigant” or the “Company”), after discussion with the Audit Committee of our Board of Directors, determined that previously issued financial information for the fiscal years 2000, 2001, 2002 and 2003 and each of the four quarters of fiscal 2003 and the first three quarters of fiscal 2004 should be restated to allocate a portion of the purchase price for certain business acquisitions during that time period from goodwill to customer related and other identifiable intangibles and to reflect a re-evaluation of our accounting for real estate leases and leasehold improvements. Accordingly, the previously issued financial statements for those years and quarters contained in our previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q should no longer be relied upon. The Audit Committee has discussed these matters with our independent registered public accounting firms relevant to those years. The Company will restate its consolidated financial statements as of December 28, 2003 and for the years ended December 28, 2003 and December 29, 2002 for the adjustments discussed below in connection with filing its Annual Report on Form 10-K for December 26, 2004. This Form 10-K will also include the financial statements for fiscal 2004 and restated quarterly financial information for fiscal 2003 and 2004.

The Company has reported in a press release issued in February 2005 the results for the year ended December 26, 2004, subject to the possible reallocation of the purchase price between goodwill and customer-related intangibles and other identifiable intangibles in business acquisitions of the Company. The accounting described above will change the results for the fiscal 2004 year as previously announced.

As of the date of this Report, Navigant and its independent registered public accounting firms for those periods are continuing to review related issues regarding the financial statements. Accordingly, the financial statements are not finalized. As such, additional changes or adjustments could arise.

The Company previously announced that it had filed Form 12b-25 with the SEC, which extended the deadline for filing its Form 10-K by 15 days to March 28, 2005. However, because of the additional time required to complete the restatement of the financial statements, the Company did not file its Form 10-K for its fiscal 2004 year by March 28, 2005. Therefore, the Company is now late in filing its 2004 Form 10-K. The timing of the filing is also affected by the need to complete management’s assessment of internal controls over financial reporting and the related independent accounting firm’s report in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. This results from the Company no longer being able to take advantage of an additional 30 days for such control assessment and reporting due to the lack of a timely filing of its 2004 Form 10-K. Navigant is determined to file its 2004 Form 10-K as promptly as possible.

The Company has issued a press release regarding these matters, which is attached as Exhibit 99.1 hereto.

In the past year, the Company reassessed the application of accounting principles it had followed in assigning amounts to the assets acquired and liabilities assumed in certain business combinations in 2001 through 2003. As a result, the Company will restate its 2003 and 2002 financial statements and 2001 selected financial information included in its 2004 Form 10-K to record certain identifiable, amortizable intangible assets apart from goodwill, and to provide additional non-cash amortization expense that will reduce previously reported net income and earnings per share for the affected periods.

Navigant had historically recognized rent expense on a straight-line basis over the lease term taking into consideration scheduled rent increases, except for scheduled rent increases that were intended to approximate inflation expectations. The Company determined that all real estate leases with scheduled rent increases, including increases for inflation expectations, should be accounted for on a straight-line basis, consistent with the guidance in FASB Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases” and will restate its 2002 and 2003 financial statements and 2000 and 2001 selected financial information to account for all real estate leases on a straight-line basis. In addition, the Company determined that all amortization periods for leasehold improvements should not extend beyond the term of the applicable lease agreement unless renewals have been determined to be reasonably assured, and will restate its 2002 and 2003 financial statements and 2000 and 2001 selected financial information to recognize amortization of leasehold improvements over the lesser of the lease term or the useful lives of the assets.

ITEM 8.01.	OTHER EVENTS

As part of management’s on-going assessment of internal control over financial reporting, we identified a deficiency in our internal control over financial reporting that we have deemed to be a material weakness under the standards of the Public Company Accounting Oversight Board, which material weakness we believe was effectively remedied as of December 26, 2004. The material weakness is related to our internal control over the application of generally accepted accounting principles on the accounting for intangible assets acquired in business acquisitions completed in 2001, 2002 and 2003. As neither we nor our independent registered public accountants have completed the assessment of the effectiveness of our internal control over financial reporting as of December 26, 2004 as of the date of this report, we cannot assure you that we will not identify other material weaknesses.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release of Navigant International, Inc. dated March 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2005.

NAVIGANT INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)